UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2006

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 13, 2006, Kinder Morgan, Inc. issued a press release, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Press Release, dated June 13, 2006, issued by Kinder Morgan, Inc.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: June 14, 2006	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 13, 2006, issued by Kinder Morgan, Inc.

Exhibit 99.1

FOR IMMEDIATE RELEASE

KINDER MORGAN, INC. SPECIAL COMMITTEE RETAINS ADVISORS

Houston, Texas – June 13, 2006 – Kinder Morgan, Inc. (NYSE: KMI) today announced that the Special Committee of its board of directors has retained Morgan Stanley and The Blackstone Group as its financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor.

As previously disclosed, the Special Committee was formed to consider the proposal the board of directors received from a group of investors led by Richard D. Kinder, Chairman and CEO of the company, to acquire all of the outstanding shares of KMI for $100 per share in cash.  The Special Committee has also been authorized to review and evaluate alternative proposals that may be developed or received from other parties.  There can be no assurance that any agreement on financial and other terms satisfactory to the Special Committee will result from the Committee's evaluation of the proposal by the group led by Mr. Kinder or any other proposals, or that any extraordinary transaction will be completed.

About Kinder Morgan, Inc.

Kinder Morgan, Inc. is one of the largest energy transportation, storage and distribution companies in North America. It owns an interest in or operates approximately 43,000 miles of pipelines that transport primarily natural gas, crude oil, petroleum products and CO2; more than 150 terminals that store, transfer and handle products like gasoline and coal; and provides natural gas distribution service to over 1.1 million customers. KMI owns the general partner interest of Kinder Morgan Energy Partners (NYSE: KMP), one of the largest publicly traded pipeline limited partnerships in the United States. Combined, the companies have an enterprise value of more than $35 billion.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.

CONTACT:

Joele Frank / Judy Wilkinson

Joele Frank, Wilkinson Brimmer Katcher

Phone:  (212) 355-4449